UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2009 (October 6, 2009)

LIZ CLAIBORNE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 6, 2009, upon the recommendation of its Nominating and Governance Committee, the Board of Directors of Liz Claiborne, Inc. (the “Board”) elected Doreen A. Toben as a member of the Board. Ms. Toben has been appointed to the Audit Committee of the Board effective immediately. For serving as a Director, Ms. Toben will receive a $150,000 annual retainer, which includes $100,000 payable in the form of shares of the Company’s common stock (which for 2009 will be prorated to $12,500 in cash and $25,000 in stock), and $1,000 for each meeting attended. The Board has determined that Ms. Toben is “independent,” as such term is defined under the Registrant’s Corporate Governance Guidelines and the New York Stock Exchange Corporate Governance listing standards. Further details are contained in a Press Release issued by the Company on October 7, 2009, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 7, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2009

LIZ CLAIBORNE, INC.

By:	/s/ Nicholas Rubino

	Name:	Nicholas Rubino
	Title:	Senior Vice President-
Chief Legal Officer,
General Counsel & Secretary

EXHIBIT LISTING

Exhibit No.	Description

99.1	Press Release dated October 7, 2009